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                                                                  Exhibit 23(ii)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
LNR Property Corporation

We consent to the incorporation by reference in this Registration Statement of LNR Property Corporation on Form S-3 of our reports dated February 3, 1998 (February 18, 1998, as to Note 16), appearing in the Annual Report on Form 10-K of LNR Property Corporation for the year ended November 30, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Miami, Florida

November 25, 1998